EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Harken Energy Corporation and in the related Prospectuses of our report dated March 26, 2003, with respect to the consolidated financial statements of Harken Energy Corporation included in this Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2004.

Form	Description

S-3	Registration of 5,833,333 shares of common stock (No. 333-115107)

S-3	Registration of 13,306,607 shares of common stock (No. 333-115939)

S-3	Registration of 12,704,250 shares of common stock (No. 333-117566)

S-3	Registration of 12,000,000 shares of common stock (No. 333-120090)

/s/ Ernst & Young LLP

Houston, Texas June 23, 2005

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